Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 281266 on Form F-3 of our reports dated March 4, 2026, relating to the consolidated financial statements of Safe Bulkers Inc. and the effectiveness of Safe Bulkers Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 4, 2026